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                                                                      Exhibit 16


             [LETTERHEAD OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP]

                                February 9, 1998


Securities and Exchange Commission
Washington, DC 20549

RE: Medical Science Systems, Inc.
         333-37441

Dear Sir or Madam:

We have read Item 4 of the Form 8-K of Medical Science Systems, Inc. dated February 9, 1998, and agree with the statements contained therein.

                                      Very truly yours,

                                      \s\ Singer Lewak Greenbaum & Goldstein LLP

                                      SINGER LEWAK GREENBAUM & GOLDSTEIN LLP